SECOND MORTGAGE MODIFICATION AGREEMENT

BY AND BETWEEN

ACADIA – P/A LIBERTY LLC, a Delaware limited liability company, as Mortgagor

and

PNC BANK, NATIONAL ASSOCIATION,
as Mortgagee

Date: September 17, 2010 (effective as of September 17, 2010)

RECORD AND RETURN TO:

Emmet, Marvin & Martin, LLP
177 Madison Avenue
Morristown, NJ 07960
Attn: Neil V. Williams, Esq.

SECOND MORTGAGE MODIFICATION AGREEMENT

made as of the 17th day of September, 2010, effective as of September 17, 2010
(this “Modification Agreement”)

BY AND BETWEEN

PNC BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having an office at Two Tower Center Boulevard, 18th Floor, East Brunswick, New Jersey 08816 (the “Mortgagee”),

AND

ACADIA – P/A LIBERTY LLC, a Delaware limited liability company, with an address at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 (the “Mortgagor”).

W I T N E S S E T H:

WHEREAS, on May 18, 2006, the Mortgagor, as maker, delivered to the Mortgagee, as payee, a building loan note in the aggregate principal amount of TWELVE MILLION FOURTY NINE THOUSAND SIX HUNDRED THIRTY THREE AND 00/100 ($12,049,633.00) DOLLARS (the “Original Note”) in connection with a building loan made to the Mortgagor by the Mortgagee (hereinafter said loan as modified shall be referred to as the “Loan”); and

WHEREAS, on May 18, 2006, the Mortgagor and the Mortgagee entered into a certain Building Loan Agreement dated May 18, 2006, providing for the advances of the Loan to the Mortgagor to construct the “Improvements” as such term was defined therein; hereinafter referred to as the “Loan Agreement”); and

WHEREAS, on May 18, 2006, the Mortgagor, as mortgagor, delivered to the Mortgagee, as mortgagee, a certain Mortgage securing the Mortgagor’s obligations under the Original Note (the “Mortgage”), which Mortgage encumbers certain real property premises located in the City of New York, Borough and County of Queens and State of New York, as more fully described in Schedule A attached hereto and made a part hereof (the “Mortgaged Property”), which Mortgage was recorded on June 2, 2006 in the City Register of the City of New York’s office (“Register’s Office”) as CRFN 200600307479 et seq.; and

WHEREAS, on May 18, 2006, the Mortgagor, as mortgagor, delivered to the Mortgagee, as mortgagee, a certain Assignment of Leases and Rents securing the Mortgagor’s obligations under the Original Note (the “Assignment of Leases”), which Assignment of Leases encumbers the Mortgaged Property, which Assignment of Leases was recorded on June 2, 2006 in the Register's Office as CRFN 200600307480 et seq.; and

WHEREAS, pursuant to that certain Amended and Restated Mortgage Note dated July 22, 2009 (effective as of July 18, 2009) from Mortgagor to Mortgagee in the reduced principal amount of $10,450,000.00 (the “First Restated Note”), the parties have amended and restated the indebtedness evidenced by the Original Note and secured by the Mortgage, as modified as set forth below; and

WHEREAS, on July 22, 2009, the Mortgagor, as mortgagor, delivered to the Mortgagee, as mortgagee, a certain Mortgage Modification Agreement dated July 22, 2009 (effective as of July 18, 2009) securing the Mortgagor’s obligations under the First Restated Note (the “First Modification Agreement”), which First Modification Agreement encumbered the Mortgaged Property and was recorded on August 14, 2009 in the Register's Office as CRFN 2009000255450 et seq., which First Modification Agreement was corrected by a correction First Modification Agreement encumbered the Mortgaged Property to be recorded in the Register's Office just prior to this Modification agreement; and

WHEREAS, pursuant to that certain Second Amended and Restated Mortgage Note dated the date hereof from Mortgagor to Mortgagee in the reduced principal amount of $10,000,000.00 (the “Restated Note”), the parties have amended and restated the indebtedness evidenced by the First Restated Note and secured by the Mortgage, as previously modified and as modified and restated hereby; and

WHEREAS, the Mortgagee, the owner and holder of the Original Note, the First Restated Note, the Restated Note and the Mortgage, and the Mortgagor, the owner in fee simple of the Mortgaged Property, have mutually agreed to modify the terms of the Mortgage and the other Loan Documents in the manner hereinafter set forth; and

WHEREAS, hereinafter the Original Note, the Restated Note, the Mortgage, the Assignment of Leases, the Loan Agreement, the First Modification Agreement, this Modification Agreement, and all other instruments, certificates, affidavits, and documents executed in connection with the Loan shall be referred to as the “Loan Documents”.

NOW, THEREFORE, in pursuance of said agreement and in consideration of the sum of ONE DOLLAR and other valuable consideration each to the other in hand paid, receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. PRINCIPAL AMOUNT OWING.

Upon the receipt by the Mortgagee of a principal reduction payment of $450,000.00, the aggregate principal sum of TEN MILLION AND 00/100 ($10,000,000.00) DOLLARS is now due and owing under the Restated Note, all without any offset, defense or counterclaim whatsoever.

2. REPRESENTATIONS.

The Mortgagor represents, warrants and agrees with the Mortgagee as follows:

(a) The Mortgage is in full force and effect and has not been modified.

(b) The Mortgage, this Agreement, and all documents executed and delivered in connection with this Agreement including, without limitation, the Restated Note, have been duly authorized, executed and delivered by the Mortgagor and constitute legal, valid and binding obligations of the Mortgagor, enforceable against the Mortgagor in accordance with their respective terms without offset, defense or counterclaim.

(c) The Mortgage is a valid first mortgage lien in favor of the Mortgagee on the Mortgaged Property, securing the obligations under the Restated Note.

(d) The Mortgagor is the sole owner of the ground leasehold interest in the Mortgaged Property, and no mortgage (other than the Mortgage), ground leasehold interest, judgment or other lien encumbers the Mortgaged Property.

(e) All real estate taxes and municipality charges in respect of the Mortgaged Property have been paid as of the date on which same are due.

(f) No material adverse change in the financial condition of the Mortgagor has occurred since the date of the most recent financial statement of the Mortgagor delivered to the Mortgagee.

(g) There is no action, suit or proceeding pending or threatened against or affecting the Mortgagor or the Mortgaged Property.

(h) The Mortgaged Property has not been damaged or destroyed by fire or other casualty, and no condemnation or eminent domain proceedings have been commenced with respect to the Mortgaged Property and, to the best of the Mortgagor’s knowledge, no such condemnation or eminent domain proceeding is threatened.

(i) To the best of the Mortgagor’s knowledge, the Mortgaged Property is being used and operated in compliance with all applicable laws.

3. MODIFICATION OF MORTGAGE AND ASSIGNMENT OF LEASES.

The Mortgage and Assignment of Leases shall secure all indebtedness and obligations of the Mortgagor evidenced by and advances made under the Restated Note, including, without limitation, all Additional Interest payable under the Restated Note (as such term is defined therein).

4. FINANCIAL REPORTING.

The Mortgagor covenant and agrees to deliver to the Mortgagee (or cause to be delivered to the Mortgagee) the following:

(a) Within one hundred twenty (120) days after the end of each fiscal year of Mortgagor during the term of the Loan, with financial statements of Mortgagor in form reasonably satisfactory to the Mortgagee.  Such financial statements shall be prepared on a GAAP basis excluding the effect of straight-line rent and FAS 141R adjustments, and shall include balance sheets and income statements as the Mortgagee may reasonably require.  Such financial statements shall be certified by the Mortgagor’s managing member as being true and accurate in all material respects and consistent with prior practices by a satisfactory officer of Mortgagor.

(b) Within one hundred eighty (180) days after the end of each fiscal year during the term of the Loan, audited financial statements of Acadia Strategic Opportunity Fund II, LLC (the “Guarantor”) in form satisfactory to the Mortgagee.  Such financial statements shall be certified as being true and accurate in all material respects and consistent with prior practices by an officer of the Guarantor.

(c) Within one hundred twenty (120) days of calendar year end, annual budgets and forecasts for the Project;

(d) Within one hundred twenty (120) days of fiscal year end, annual financial covenant certificates of the Guarantor regarding the Guarantor’s financial covenants set forth in the Guaranty, together with calculations.

(e) Within sixty (60) days after each calendar quarter end, quarterly statements of net operating income prepared on the same basis as the annual financial statements of the Mortgagor (including rent rolls) of the Project.

(f) Annual income tax return of the Mortgagor within thirty (30) days of filing.

(g) In addition to, and not by way of limitation of, the reporting requirements set forth above, the Mortgagor shall provide and cause the Guarantor to provide the Mortgagee with such other information as reasonably requested by the Mortgagee from time to time for purposes of evaluating the financial condition, liquidity and cash flow of the Project, the Mortgagor, the Guarantor and any related entities.

5. REFERENCES.

Whenever in the Mortgage or other Loan Documents reference is made to the “Note” or “Building Loan Note” the same shall mean the Restated Note as described herein and as may hereafter be modified or amended. Unless otherwise specified herein (a) words importing any gender include the other gender and (b) the words “include” or “including” or words of similar import, shall be deemed to be followed by the words “but not limited to” or “without limitation.” The terms “Owner” and “Mortgagor” as used in the Mortgage, in the Restated Note or this Agreement, shall be interchangeable and shall refer to the “Mortgagor”, as defined in this Agreement.

6. MODIFICATIONS.

The terms hereof may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of such waiver, change, modification, termination and discharge is sought.

7. UNMODIFIED TERMS.

Except as herein expressly modified and amended herein, all of the terms, covenants and conditions of the Mortgage and other Loan Documents shall remain in full force and effect.

8. CONFLICTS.

To the extent that the terms, covenants and conditions of the Restated Note, Mortgage, and/or other Loan Documents shall conflict with those set forth herein, the terms, covenants and conditions of the Restated Note, Mortgage, and other Loan Documents hereby are and shall be superseded and replaced by the terms, covenants and conditions set forth herein, and the Mortgagor agrees to comply with and be subject to all of the terms, covenants and conditions of the Restated Note, Mortgage, and other Loan Documents as modified hereby.

9. SUCCESSORS AND ASSIGNS.

This Modification Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10. FEES.

(a) The Mortgagor shall be responsible for and shall pay to the Mortgagee, upon demand, the Mortgagee’s loan modification fee referenced in the Restated Note and all of the Mortgagee’s reasonable attorney’s fees, plus out of pocket disbursements) and title insurance company fees and charges, if any, in connection with the entering into of this Modification Agreement and the transactions contemplated by this Modification Agreement, and such costs and expenses incurred to and including the date hereof shall be paid simultaneously with the execution and delivery of this Modification Agreement.

(b) In the event of the bringing of any action or suit by the Mortgagee against the Mortgagor by reason of any breach of any of the covenants, agreements or provisions on the part of the Mortgagor arising out of this Modification Agreement, the Mortgage, or the Restated Note, then in that event the Mortgagee shall be entitled to have and recover from the other party all reasonable and necessary out-of-pocket costs and expenses of the action or suit, including actual attorneys’ fees, accounting and engineering fees, and any other professional fees and expenses resulting therefrom.

(c) All sums which are to be paid by the Mortgagor to the Mortgagee pursuant to this Section 10 which are not paid when due shall be deemed additional principal under the Mortgage, shall bear interest at the Default Rate set forth in the Restated Note until paid in full and the payment thereof shall be secured by the lien of the Mortgage.

11. NO NOVATION.

It is the intention of the parties hereto that this Modification Agreement is an extension of the existing obligations of the Mortgagor under the Restated Land Note and Restated Construction Note, and shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Mortgage. In the event this Modification Agreement, or any portion hereof, or any of the instruments executed in connection herewith shall be construed or shall operate to affect the lien priority of the Mortgage, then to the extent such instrument creates a charge upon the Mortgaged Property, in excess of that contemplated and permitted thereby, and to the extent third parties acquiring an interest in the Mortgaged Property between the time of recording of the Mortgage and the recording of this Modification Agreement are prejudiced hereby, if any, this Modification Agreement shall be void and of no force and effect as to such third parties; provided, however, that, notwithstanding the foregoing, the parties hereto, as among themselves, shall be bound by all terms and conditions hereof until all indebtedness evidenced by the Restated Note shall have been paid.

12. NO DURESS.

The Mortgagor hereby states, acknowledges, and affirms that it has entered into this Modification Agreement freely and without duress, having had the opportunity to seek and receive the advice of counsel in this matter.

13. GOVERNING LAW.

This Modification Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without reference to its rules governing conflicts of laws.

14. COUNTERPARTS.

This Modification Agreement may be executed in counterparts by one or more parties to this Modification Agreement and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

15. WAIVER OF JURY TRIAL.

MORTGAGOR AND MORTGAGEE MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MODIFICATION AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR MORTGAGEE TO ACCEPT THIS MODIFICATION AGREEMENT AND MODIFY THE LOAN.

16. CORRECTIONS.

The Mortgagor will, at the request of the Mortgagee and at the cost and expense of the Mortgagor (A) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any of the Loan Documents, or in the execution, acknowledgment or recordation thereof, and (B) promptly do, execute, acknowledge and deliver any and all such further acts and instruments as the Mortgagee reasonably require from time to time in order to effectuate the purposes and intent of this Modification Agreement.

17. LIMITATION ON LIABILITY.

NO CLAIM MAY BE MADE BY THE MORTGAGOR, ANY GUARANTOR OF THE LAND LOAN AND/OR THE CONSTRUCTION LOAN, OR ANY OTHER PERSON AGAINST THE MORTGAGEE OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF THE MORTGAGEE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY, OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE MORTGAGOR (FOR ITSELF AND ON BEHALF OF EACH GUARANTOR OF THE LOAN AND EACH OTHER PERSON) HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

18. LOST OR MISPLACED DOCUMENTS.

Upon receipt of an affidavit of an officer of the Mortgagee as to the loss, theft, destruction or mutilation of the Restated Land Note and Restated Construction Note, the Mortgage, this Agreement or any other security document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of the Restated Note, the Mortgage, this Agreement or other security document, Mortgagor will issue in lieu thereof, a replacement or restated note or notes, mortgage or other security document in the same principal amount thereof and otherwise of like tenor.

19. USURY LAWS.

All agreements between Mortgagor and Mortgagee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Mortgagee for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Modification Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Mortgagor and Mortgagee in the execution, delivery and acceptance of this Modification Agreement to contract in strict compliance with the laws of the State of New Jersey from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or the security documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Mortgagee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Mortgagor and Mortgagee.

IN WITNESS WHEREOF the parties have executed this Modification Agreement as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Brian Kelly
Brian Kelly, Vice President

ACADIA – P/A LIBERTY LLC

By: /s/ Robert Masters
Robert Masters, Senior Vice President

STATE OF NEW JERSEY	:
SS:
COUNTY OF MIDDLESEX	:

On the 17th day of September, in the year 2010, before me, the undersigned, personally appeared BRIAN KELLY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Terri Berlin
Notary Public

Terri Berlin Notary Public, State of New Jersey My Commission Expires Aug. 2, 2014 I.D. # 2168548

STATE OF NEW YORK:
ss:
COUNTY OF WESTCHESTER:

On the 16th day of September, in the year 2010, before me, the undersigned, personally appeared ROBERT MASTERS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Debra Leibler-Jones
Notary Public

Debra Leibler-Jones No. 01LE6005994 Qualified in Dutchess County Commission Expires 4/20/2014

SCHEDULE A

LEGAL DESCRIPTION

Policy Number: M-8912-000881957

Title Number: 832793
DESCRIPTION SHEET

Parcel I

ALL THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Fourth Ward of the Borough and County of the Queens, City and State of New York, bounded and described as follows:-

BEGINNING at the corner formed by the intersection of the easterly side of 97th Street with the northerly side of Liberty Avenue;

RUNNING THENCE easterly along the northerly side of Liberty Avenue 201.365 feet (deed) 201.18 (survey) to the corner formed by the intersection of the northerly side of Liberty Avenue with the westerly side of 98th Street;

THENCE northerly along the westerly side of 98th Street 262.81 feet (deed), 262.92 feet (survey);

THENCE westerly at right angles to 98th Street, 100 feet 0 inches;

THENCE southerly parallel to the westerly side of 98th Street 125.03 feet;

THENCE westerly at right angles to the previous course, and along the southerly line of Lot No. 1108 as shown on a Map entitled, "Hitchcock's & Dentons Complete Map of Ozone Park" filed in the Queens County Clerk's Office on 10/14/1884 as Map No. 288, 50 feet 0 inches;

THENCE southerly along the division line of Lot Nos. 1110 and 1111 as shown on said Map and parallel with the easterly side of 97th Street 26.12 feet (deed), 26.03 feet (survey);

THENCE westerly along a line forming a right angle to the easterly side of 97th Street, 50 feet to a point on the easterly side of 97th Street;

THENCE southerly along said side of 97th Street, 90.01 feet (deed), 90.10 feet (survey) to the corner formed by the intersection of the easterly side of 97th Street with the northerly side of Liberty Avenue, the point or place of BEGINNING.

Subject to an easement over the most northerly 10 feet of premises described in Deed in Reel 843 page 1397 for the purpose of ingress and egress for foot passengers only to and from the buildings immediately adjoining the hereinabove described premises on the east and fronting on Liberty Avenue and the building immediately adjoining the hereinabove described premises on the north and fronting on 97' Street.

For information only: Said premises are known as 103-71 97th Street a/k/a 97-01/97-15 Liberty Avenue, Ozone Park, Queens, New York and are designated as Section 39 Block 9120 Lot 40 as shown on the Tax Map of the City of New York, County of Queens.

continued.......

Policy Number: M-8912-000881957

Title Number: 832793

DESCRIPTION SHEET
(continued - page 2)

Parcel II

ALL THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Fourth Ward of the Borough and County of the Queens, City and State of New York, bounded and described as follows:-

BEGINNING at the corner formed by the intersection of the northerly side of Liberty Avenue with the easterly side of 98th Street;

RUNNING THENCE easterly 201.18 feet to the corner formed by the intersection of the northerly side of Liberty Avenue with the westerly side of 99th Street;

THENCE northerly along said side of 99th Street, 190.12 feet more or less to the division line between Lots 24 and 30, as said lots exist on the current Tax Map;

THENCE westerly parallel with the southerly side of 103rd Avenue 100.0 feet to a point on the center line of the block;

THENCE northerly parallel with the easterly side of 98th Street and along the center line of the of the block 50.04 feet;

THENCE easterly parallel with the southerly side of 103rd Avenue, 100.0 feet to a point on the westerly side of 99th Street;

THENCE northerly along the westerly side of 99th Street 225.18 feet more or less to a point along the division line between Lots Nos. 18 and 24 on the current Tax Map;

continued.......

Policy Number: M-8912-000881957

Title Number: 832793

DESCRIPTION SHEET
(continued - page 3)

THENCE westerly 200.0 feet to a point on the easterly side of 98th Street distant 300.25 feet southerly from the southeasterly corner of 103rd Avenue and 98th Street;

THENCE southerly along the easterly side of 98th Street, 443.58 feet to the corner formed by the intersection of the northerly side of Liberty Avenue with the easterly side of 98th Street, the point or place of BEGINNING.

For information only: Said premises are known as 103-37/103-49 98th Street a/k/a 103-30/103-52 99th Street and 103-51/103-65 98th Street a/k/a 103-56/103-60 99th Street a/k/a 98-01/98-15 Liberty Avenue, Ozone Park, Queens, New York and are designated as Section 39 Block 9121 Lot 24 as shown on the Tax Map of the City of New York, County of Queens.

Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of September 17, 2010 (effective as of September 2, 2010), between ACADIA-P/A LIBERTY, LLC, a Delaware limited liability company (the “Borrower”), ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company (the “Guarantor”) and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.           The Borrower and the Guarantor have executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.           The Borrower, the Guarantor and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Certain of the Loan Documents are amended as set forth in Exhibit A.  Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.           The Borrower and the Guarantor hereby certify that: (a) all of their representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.  The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.           The Borrower and the Guarantor hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.           As a condition precedent to the effectiveness of this Amendment, the Borrower and the Guarantor shall comply with the terms and conditions (if any) specified in Exhibit A.

5.           To induce the Bank to enter into this Amendment, the Borrower and the Guarantor waive and release and forever discharge the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations.  The Borrower and the Guarantor further agree to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations.  The Borrower and the Guarantor further state that he or it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.           This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.           This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.           This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located.  This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

9.           The Borrower and Guarantor covenant and agree that there is currently due and owing on the Loan the principal sum of $10,450,000.00, together with interest thereon and other charges evidenced thereby, without offset, defense or counterclaim of any kind or nature whatsoever.

10.           Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect, and are hereby ratified and confirmed, unless and until modified or amended in writing in accordance with their terms.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).  The Borrower and the Guarantor expressly ratify and confirm the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

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WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

BORROWER:

ACADIA – P/A LIBERTY LLC

By: /s/ Robert Masters
Robert Masters, Senior Vice President

GUARANTOR:

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC
By:	Acadia Realty Acquisition II, LLC, its Managing Member
	By:	Acadia Realty Limited Partnership, its sole member
		By:	Acadia Realty Trust, its General Partner

By:	/s/ Robert Masters
Robert Masters, Senior Vice President

STATE OF NEW YORK	)
) ss:
COUNTY OF WESTCHESTER	)

On the 3rd day of September, in the year 2010, before me, the undersigned, personally appeared ROBERT MASTERS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Debra Leibler-Jones
Notary Public

Debra Leibler-Jones No. 01LE6005994 Qualified in Dutchess County Commission Expires 4/20/2014

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PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Brian Kelly
Brian Kelly
Vice President

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EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF SEPTEMBER 17, 2010
(EFFECTIVE AS OF SEPTEMBER 2, 2010)

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.           The Amended and Restated Mortgage Note dated July 22, 2009 (effective as of July 18, 2009), executed by the Borrower and delivered to the Lender, as amended by amendment agreement dated and effective July 19, 2010 (“the “Note”);

2.           The Building Loan Leasehold Mortgage and Security Agreement dated May 18, 2006, executed by the Borrower and delivered to the Lender regarding certain real property located in the Borough of Queens, City of New York, State of New York, as modified by the Amendment to Loan Documents dated May 21, 2009 (effective as of May 18, 2009) and Mortgage Modification Agreement dated July 22, 2009 (effective as of July 18, 2009), as amended by amendment agreement dated and effective July 19, 2010;

3.           The Building Loan Agreement dated May 18, 2006, executed by the Borrower and the Lender regarding the Loan, as modified by the Amendment to Loan Documents dated May 21, 2009 (effective as of May 18, 2009) and Mortgage Modification Agreement dated July 22, 2009 (effective as of July 18, 2009);

4.           The Building and Term Loan Assignment of Rents, Leases and Profits dated May 18, 2006, executed by the Borrower and delivered to the Lender regarding the Premises, as modified by the Amendment to Loan Documents dated May 21, 2009 (effective as of May 18, 2009) and Mortgage Modification Agreement dated July 22, 2009 (effective as of July 18, 2009), as amended by amendment agreement dated and effective July 19, 2010;

5.           The Guaranty and Suretyship dated May 18, 2006, executed by the Guarantor and delivered to the Lender, as reaffirmed on May 21, 2009 (effective as of May 18, 2009) on July 22, 2009 (effective as of July 18, 2009) and on July 19, 2010;

6.           The Environmental Indemnity Agreement dated May 18, 2006, executed by the Borrower and the Guarantor and delivered to the Lender, as modified by the Amendment to Loan Documents dated May 21, 2009 (effective as of May 18, 2009) and Mortgage Modification Agreement dated July 22, 2009 (effective as of July 18, 2009), as amended by amendment agreement dated and effective July 19, 2010;

7.           UCC-1 Financing Statements (the “Financing Statements”) to be filed in the applicable county filing office and the Secretary of State's Office; and

8.           All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.           The Note is hereby amended as follows:

1.	The term “Maturity Date” is hereby amended to mean September 17, 2010.

C.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment are subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment.

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CONSENT OF GUARANTOR

Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantor”) consents to the provisions of the foregoing Amendment (the “Amendment”) and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Guaranty and Suretyship Agreement dated May 18, 2006, as reaffirmed to date (collectively if more than one, the “Guaranty”), relating to the Obligations mentioned in the Amendment, shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment.  The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to the Bank, as modified by this Amendment.

By signing below, each Guarantor who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the guarantor's personal credit profile from one or more national credit bureaus.  Such authorization shall extend to obtaining a credit profile for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.  A photocopy or facsimile copy of this authorization shall be valid as the original.  By signature below, each such Guarantor affirms his/her identity as the respective individual(s) identified in the Guaranty.

The Guarantor ratifies and confirms the indemnification, confession of judgment (if applicable) and waiver of jury trial provisions contained in the Guaranty.

WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC
By:	Acadia Realty Acquisition II, LLC, its Managing Member
	By:	Acadia Realty Limited Partnership, its sole member
		By:	Acadia Realty Trust, its General Partner

By:	/s/ Robert Masters
Robert Masters, Senior Vice President

Amended and Restated Mortgage Note (LIBOR Swap Transaction)

$10,000,000.00
September 17, 2010 (effective as of September 17, 2010)

FOR VALUE RECEIVED, ACADIA – P/A LIBERTY LLC, a Delaware limited liability company (the “Borrower”), with an address at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at Two Tower Center Boulevard, 18th Floor, East Brunswick, New Jersey 08816, or at such other location as the Bank may designate from time to time, the principal sum of TEN MILLION AND 00/100 ($10,000,000.00) DOLLARS (the “Loan” or the “Facility”), together with interest accruing from the date of initial advance on the outstanding principal balance hereof, as provided below:

1.           Maturity Date and Extension Option.

(a)           The “Maturity Date” shall mean September 1, 2011; provided, however, in the event that the Borrower exercises the Extension Option (as such term is defined in Paragraph 1(b) below), the “Maturity Date” shall mean September 1, 2012.  The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Maturity Date, except as expressly set forth herein.  No further advances shall be made hereunder.

(b)           Anything to the contrary notwithstanding, the Borrower shall have the option (the “Extension Option”) to extend the Maturity Date from September 1, 2011 for a period of one (1) year (the “Extension Period”) ending on September 1, 2012, provided that the following conditions shall have been met:

(i)           No Event of Default (as such term is defined in Paragraph 9 below or in the Mortgage, as hereinafter defined), shall have occurred and be continuing;

(ii)           Prior to the commencement of the Extension Period, the Borrower shall have provided the Bank with at least sixty (60) days prior written notice (the “Extension Period Notice”) of the Borrower’s intention to extend the Maturity Date;

(iii) CVS O.P., LLC is in occupancy and 85% of the in-line retail space of the Improvements is leased and occupied;

(iv) Guarantor financial covenant compliance is evidenced;

(v) The Facility does not exceed 65% of the “as-stabilized” value of the Property (as defined in the Mortgage);

(vi) DSCR (as hereinafter defined) is not less than 1.20 to 1.00; and

(vii) With the Extension Period Notice, the Borrower shall have paid to the Bank a non-refundable fee of three tenths of one percent (0.30%) of the outstanding principal balance of the Loan on the first day of the Extension Period. In connection with the Borrower’s request for the Extension Option, the Bank, at its option, may order a new appraisal of the Property, at the cost of the Borrower.

“DSCR” will be defined as NOI divided by Debt Service. “NOI” will be calculated on an annualized pro forma basis based on the prior three months of operating history, including rents from self storage tenants not more than 45 days in arrears and expected effective minimum rent from certain executed leases with tenants in occupancy or who are not yet in occupancy but are scheduled to take occupancy within ninety (90) days of the test date, but excluding to-be-determined reasonable, customary tenant improvements/capital expenditure reserves and income from tenants in default, bankruptcy and more than sixty days in arrears in the payment of base rent. “Debt Service” will be calculated on an annualized basis assuming the higher of (i) actual interest expense and scheduled principal amortization of the commitment under the Facility, (ii) mortgage-style amortization of the commitment under the Facility over 25 years at a rate of 1.50% over the yield to maturity of the 10-year Treasury Note, or (iii) a 8.29% mortgage constant, each calculated immediately prior to each extension.

If a reduction in the Facility is necessary to meet the loan-to-value requirement or the DSCR requirements set forth above, the Borrower may elect to (A) make a permanent principal reduction payment, or (B) deliver a letter of credit in form and issued by an issuer acceptable to the Bank, in either case in an amount which will satisfy the loan to value or DSCR requirement and thereby obtain the applicable extension, so long as the other conditions for extension are met. In the event Borrower elects to post a letter of credit in order to satisfy the above DSCR requirement, the letter of credit shall be released when the DSCR requirement is met and maintained for a period of sixty (60) consecutive days, provided no default or Event of Default exists.

2.           Rate of Interest.   Amounts outstanding under this Note will bear interest at a rate per annum equal to the sum of (A) LIBOR in effect on each Reset Date plus (B) three hundred twenty five (325) basis points (3.25%).  Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days.  Notwithstanding the foregoing, in the event that the Master Agreement (as defined in Paragraph 13 herein), amendment or successor thereto or other interest or currency swap, future, option or other interest rate protection or similar agreement is not in effect, amounts outstanding under this Note will bear interest at a rate per annum equal to, as determined at the option of the Borrower (each, an “Option”), at (1) the sum of (a) LIBOR in effect on each Reset Date plus (b) three hundred twenty five (325) basis points (3.25%) or (2) the sum of (a) the Base Rate plus (b) two hundred twenty five (225) basis points (2.25%). In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

For purposes hereof, the following terms shall have the following meanings:

“Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Prime Rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank, (ii) the Federal Funds Open Rate plus 50 basis points (0.5%), and (iii) the Daily LIBOR Rate plus 100 basis points (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful. If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance bearing interest at the floating rate will change automatically without notice to the Borrower, effective on the date of any such change.  Interest on borrowings at the Base Rate is calculated on an actual/actual day basis and is payable monthly.

“Federal Funds Open Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) determined by the Bank in accordance with its usual  procedures (which determination  shall be conclusive absent  manifest error) to be the Open Rate for federal funds transactions as of the opening of business for federal funds transactions among  members of  the Federal  Reserve  System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler (or any successor) or any  other  broker  selected by the Bank, as set forth on the applicable Telerate display page; provided however, that if such day is not a Business Day,  the  Federal  Funds  Open Rate  for such day shall be the Open Rate on the immediately  preceding Business Day or if no such rate shall be quoted by a federal  funds  broker  at  such time, such other rate as determined by the Bank  in accordance with its usual procedures (which determination shall be conclusive  absent  manifest  error). If and when the Federal Funds Open Rate changes, the rate of interest hereunder will change automatically without notice to the Borrower, effective on the date of any such change.

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“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any Eurocurrency funding by banks on such day.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rate” listing under the caption “London Interbank Offered Rate” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by the Bank).

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York.

 “LIBOR” shall mean, for each Reset Date, the interest rate per annum determined by the Bank by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Bank which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to such Reset Date, as the one (1) month London interbank offered rate for U.S. Dollars commencing on such Reset Date (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate.  The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers.  The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.  If and when the Prime Rate changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Reset Date” shall mean, subject to the proviso below, the first (1st) day of every month hereafter, provided that: (a) if any such day is not a Business Day, then the first succeeding day that is a Business Day shall instead apply, unless that day falls in the next succeeding calendar month, in which case the next preceding day that is a Business Day shall instead apply, and (b) if any such day is a day of a calendar month for which there is no numerically corresponding day in certain other months (each, a “Non-Conforming Month”), then any Reset Date that falls within a Non-Conforming Month shall be the last day of such Non-Conforming Month.

LIBOR shall be adjusted on and as of (a) each Reset Date, and (b) the effective date of any change in the LIBOR Reserve Percentage.  The Bank shall give prompt notice to the Borrower of LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then the Bank shall give notice thereof to the Borrower.  Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of LIBOR shall be suspended, and (b) the interest rate for all amounts outstanding under this Note shall be converted on the next succeeding Reset Date to a rate of interest per annum equal to (A) the Base Rate plus two hundred twenty five (225) basis points (2.25%).

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In the event that the Master Agreement, amendment or successor thereto or other interest or currency swap, future, option or other interest rate protection or similar agreement is not in effect, the Borrower may select different Options to apply simultaneously to different portions of the advances and may select up to five (5) different interest periods (or four (4) different interest periods if the Base Rate Option is also in use) to apply simultaneously to different portions of the advances bearing interest under the LIBOR Option.  Interest hereunder will be calculated on the basis of a year of 360 days for the actual number of days elapsed.  In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR, the Bank shall notify the Borrower.  Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of LIBOR shall be suspended, and (b) the interest rate on all amounts outstanding under this Note shall be converted to the Base Rate either (i) on the next succeeding Reset Date if the Bank may lawfully continue to maintain or fund loans based on LIBOR to such day, or (ii) immediately if the Bank may not lawfully continue to maintain or fund loans based on LIBOR.

3.  Interest Rate Election.  In the event that the Master Agreement, amendment or successor thereto or other interest or currency swap, future, option or other interest rate protection or similar agreement is not in effect, subject to the terms and conditions of this Note, at the end of each interest period applicable to any advance, the Borrower may renew the Option applicable to such advance or convert such advance to a different Option; provided that, during any period in which any Event of Default has occurred and is continuing, any advances bearing interest under the LIBOR Option shall, at the Bank’s sole discretion, be converted at the end of the applicable LIBOR Interest Period to the Base Rate Option and the LIBOR Option will not be available to Borrower with respect to any new advances until such Event of Default has been cured by the Borrower or waived by the Bank.  The Borrower shall notify the Bank in writing of each election of an Option, each conversion from one Option to another, the amount of the advances then outstanding to be allocated to each Option and where relevant the interest periods therefore.  In the case of electing or converting to the LIBOR Option, such notice shall be given at least three (3) Business Days prior to the commencement of any LIBOR Interest Period. In the case of electing or converting to the Base Rate Option, such notice shall be given at least two (2) Business Days prior to the commencement of any Base Rate Period. If no notice of conversion or renewal is timely received by the Bank, the Borrower shall be deemed to have converted such advance to the Base Rate Option.  Any such election shall be provided in writing by such method as the Bank may require.

4.           Payment Terms. Interest only shall be due and payable commencing on the first day of the first month after the date hereof, and continuing on the first day of each month thereafter until the Maturity Date, on which date all outstanding principal and accrued interest shall be due and payable in full. In addition to the foregoing, commencing on March 1, 2011 (the “Principal Commencement Date”), and continuing on the first day of each month thereafter, in addition to the interest payment the Borrower shall make monthly principal payments computed as follows: a fixed principal sum based on the Facility amortizing on a 25 year mortgage-style basis at an assumed interest rate of seven (7%) percent per annum.

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If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank’s office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.    Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

5.           Late Payments; Default Rate.  If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the greater of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”).  Such ten (10) day period shall not be construed in any way to extend the due date of any such payment.  Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be four percentage points (4%) in excess of the interest rate then in effect until the next succeeding Reset Date, and four percentage points (4%) in excess of the Base Rate at all times thereafter (or in the case of an Event of Default, until such time that such Event of Default has been cured by the Borrower or waived by the Bank), but in any such event not more than the maximum rate allowed by law (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.  Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ.  In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default.  The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

6.  Prepayment.   The Borrower shall have the right to prepay at any time and from time to time, in whole or in part, without penalty, any advance hereunder which is accruing interest under the Base Rate Option.  If the Borrower prepays (whether voluntary, on default or otherwise) all or any part of any advance which is accruing interest under the LIBOR Option on a day other than the last day of the applicable LIBOR Interest Period, the Borrower shall pay to the Bank, within 10 days after written demand therefor, all amounts due pursuant to paragraph 7 below, including the Cost of Prepayment, if any.

7.  Yield Protection.  The Borrower shall pay to the Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.  In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred  in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds  acquired to effect, fund or maintain any advance (or any part thereof) bearing interest under the LIBOR Option) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance, or (iii) the Borrower’s payment, prepayment or conversion of any advance bearing interest under the  LIBOR Option on a day other than the last day of the applicable LIBOR Interest Period, including but not limited to the Cost of Prepayment.  “Cost of Prepayment” means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period.  The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) “Selected Interest Rates”.  For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate.  The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note.  The Bank’s determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable within 10 days after written demand.

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8.  Other Loan Documents.  This Note is the note referred to in a certain building loan leasehold mortgage and security agreement dated May 18, 2006, as modified by mortgage modification agreement dated the date hereof (collectively, the “Mortgage”), and the other agreements and documents executed in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the "Loan Documents"), and is secured by the Mortgage and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

9.  Events of Default.  The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note:  (i) the nonpayment of any principal, interest or other indebtedness under this Note within five (5) days of when due; (ii) the default under any other covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation to the Bank of any Obligor not specifically defined as an “Event of Default”, unless such default is cured within thirty (30) days of written notice from the Bank; provided, however, if the default is curable but of a nature that it cannot be cured within such initial thirty (30) day period, the Borrower and/or Obligor shall have an additional period to cure the default, not to exceed sixty (60) days, so long as the Borrower and/or Obligor is diligently prosecuting the cure of such default to completion; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money of $250,000.00 or more, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment of $250,000.00 or more against any Obligor and the failure of such Obligor to bond or discharge the judgment within forty (45) days of the entry thereof; (viii) any material adverse change in any Obligor’s business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; (xii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member, (xiii) a default or early termination of the Master Agreement (as hereinafter defined) or (xiv) in the event that Borrower defaults in the payment of Fixed Annual Rent, Pre-Development Reimbursement Payment, Real Estate Taxes Impositions or Additional Rent or  a Major Non-Monetary Default shall occur under the Ground Lease (as such capitalized terms are defined in the Ground Lease).  As used herein, the term “Obligor” means any Borrower and any guarantor of or pledgor, mortgagor or other person or entity providing collateral support for the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future. As used herein, the term “Ground Lease” shall have the meaning as defined in the Mortgage.

Upon the occurrence of an Event of Default:  (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

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10.  Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

11.  Miscellaneous.    All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.  No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power.  No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel.  If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.  The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment.  The Borrower also waives all defenses based on suretyship or impairment of collateral.  If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several.  This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located.  This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the State where the Bank’s office indicated above is located, excluding its conflict of laws rules.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction.  The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

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12.  WAIVER OF JURY TRIAL.  The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents.  The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

13.  Swap Transaction; Additional Interest. On or about the date hereof, the Borrower and the Bank are entering into a “Transaction” pursuant to and as defined in that certain ISDA Master Agreement dated as of July 22, 2009 (the “Master Agreement”). All the liabilities and obligations of the Borrower under the Master Agreement, as supplemented by the Transaction and from time to time existing after the date hereof shall be referred to as the “Additional Interest”). The Borrower covenants and agrees to pay to the Bank all Additional Interest payable to the Bank pursuant to the Master Agreement when due thereunder.

14. Amended and Restated Note.  This Note is being executed and delivered as a restatement of the outstanding indebtedness evidenced by that certain $10,450,000 amended and restated mortgage note dated May 18, 2006 from the Borrower to the Bank (as extended or modified to date, the “Prior Note”) and secured by the Mortgage.  The indebtedness evidenced by this Note constitutes the same indebtedness evidenced by the Prior Note in the reduced current outstanding principal amount due thereunder of $10,000,000.00.  This Note shall not constitute a cancellation or novation with respect to the indebtedness evidenced by the Prior Note.  Such indebtedness (as heretofore evidenced by the Prior Note and as hereafter evidenced by this Note) shall continue to be secured by, inter alia, the Mortgage without interruption in the lien or priority thereof.  Subject to the foregoing provisions, this Note amends, restates and supersedes the Prior Note.

15. Financial Reporting. The Borrower’s and Guarantor’s submission of financial and related information as set forth in the second mortgage modification agreement between the Bank and the Borrower dated the date hereof shall comply with the requirements of Exhibit A attached hereto and made a part hereof.

16. Interim Debt Service Coverage Requirement.  The Borrower covenants and agrees to achieve a DSCR (as previously defined) of not less than 1.00 to 1.00 by December 31, 2010 (the “Interim DSCR”).  The Borrower shall provide a compliance certificate for the Interim Debt Service Coverage Requirement no later than 30 days after the test date of December 31, 2010 (the “Test Date”). If a reduction in the Loan is necessary to meet the Interim DSCR requirement, the Borrower shall either, within sixty (60) days of the Test Date (i) make a permanent principal payment, or (ii) post a letter of credit acceptable to the Bank in an amount which will satisfy the Interim DSCR requirement. In the event Borrower elects to post a letter of credit in order to satisfy the above Interim DSCR requirement, the letter of credit shall be released when the Interim DSCR requirement is met and maintained for a period of sixty (60) consecutive days provided no default or Event of Default exists.

17. Closing Fee. The Borrower shall pay to the Bank on the date hereof a closing fee of $25,000.00.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

(Remainder of Page Intentionally Left Blank; Signature Page Follows)

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SIGNATURE PAGE TO AMENDED AND RESTATED MORTGAGE NOTE

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ACADIA – P/A LIBERTY LLC

By:	/s/	Robert Masters
Robert Masters, Senior Vice President

STATE OF NEW YORK:
ss.:
COUNTY OF WESTCHESTER:

On the 16th day of September, in the year 2010, before me, the undersigned, personally appeared ROBERT MASTERS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Debra Leibler-Jones
Notary Public

Debra Leibler-Jones No. 01LE6005994 Qualified in Dutchess County Commission Expires 4/20/2014

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EXHIBIT A

REAL ESTATE FINANCE

Date
Name
Add1
Add2
City, State, Zip

RE:  PNC Loan:

Dear:

In accordance with your loan documents, the Bank may make regular requests for financial information.  Please provide the financial statements for your most recent fiscal year end as well as any interim statements, as required per your loan documents.

For your convenience, you may submit your documentation through one of the following four methods:

Email:	financials@pncbank.com	Fax: 913-253-9813
(Please use the ‘fine’ quality setting when faxing)

Regular Mail:		Overnight Mail:
	PNC Bank, NA	PNC Bank, NA
	Attn: Credit Administration	Attn: Credit Administration
	PO Box 25964	10851 Mastin, Suite 300
	Shawnee Mission, KS 66225-5964	Overland Park, KS 66210
913-253-9000

Please include your PNC loan number or loan name on all correspondence.  You may disregard this notice if you have already submitted these documents to the Bank.  Please let us know whom we should contact at PNC to retrieve the statements on your behalf.

VERY IMPORTANT:

Requests for advances (along with all supporting documentation including any reporting required to meet the advance requirements) should be submitted to PNC separately from the above instructions.  To ensure prompt funding under existing loan facilities, please continue to submit information using current practices.  For questions or assistance in this regard, contact your PNC representative directly.

Sincerely,

PNC Bank, NA

Credit Administration	PNC Bank, NA (Loan #/name)
Attn: Credit Administration
PO Box 25964
Shawnee Mission, KS 66225-5964

A member of The PNC Financial Services Group
PO Box 25964   Shawnee Mission, KS  66225-5964
913-253-9813

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Second Amended and Restated Guaranty and Suretyship Agreement

THIS SECOND AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this 17 day of September, 2010 (effective as of September 17, 2010) , by ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company with an address at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 (hereinafter referred to as the “Guarantor”, in consideration of the extension of credit by PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at Two Tower Center Boulevard, 18th Floor, East Brunswick, New Jersey  08816, to ACADIA – P/A LIBERTY LLC, a Delaware limited liability company (the “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1.  Guaranty of Obligations.  The Guarantor hereby unconditionally guarantees, as a primary obligor, and become surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc. in connection with a certain second amended and restated mortgage loan made by the Bank to the Borrower in the principal amount of $10,000,000.00 (the “Loan”), which Loan is described in or evidenced by loan documents (the “Loan Documents”) including, without limitation, the amended and restated mortgage loan note of the Borrower of even date herewith which evidences the Loan made pursuant to the Loan Agreement (as same may be amended, renewed or replaced from time to time, the “Note”), the building loan leasehold mortgage and security agreement dated May 18, 2006 securing the Note (as same may be amended, renewed and replaced from time to time, the “Mortgage”) and all costs and expenses associated with the completion of the Improvements (as defined in the Loan Agreement), as more fully set forth herein, the obligations and liabilities arising under or by reason of the Master Agreement (as defined in the Note”) and the payment of Additional Interest (as defined in the Note), or under any other interest or currency swap, future, option or other interest rate protection or similar agreement, foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, whether now existing or hereinafter entered into (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), or arising out of overdrafts on deposit or other accounts or out of electronic funds transfers by the Borrower (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account of the Borrower, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements of the Borrower; and any amendments, extensions, renewals or increases and all costs and expenses of the Bank (including reasonable attorneys’ fees and expenses) incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing (collectively, the “Obligations”). If the Borrower defaults under any such Obligations and such default continues beyond applicable grace, notice and cure periods, the Guarantor will pay the amount due to the Bank.

2.  Intentionally Omitted.

3.  Nature of Guaranty; Waivers.   This is a guaranty of payment and not of collection and the Bank shall not be required, as a condition of the Guarantor’s liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full.  This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time.  This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Bank of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Bank to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof.  The Guarantor’s obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, deduction or defense based upon any claim the Guarantor may have against the Borrower or the Bank, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Bank’s failure to comply with the notice requirements under Parts 5 and 6 of the applicable version of the Uniform Commercial Code are hereby waived.  The Guarantor waives all defenses based on suretyship or impairment of collateral.

The Bank at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor’s liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Bank may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or the Guarantor, with respect to any Obligations in such manner as the Bank deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

4.  Repayments or Recovery from the Bank.  If any demand is made at any time upon the Bank for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Bank repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Bank.  The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Bank’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

5.  Financial Statements.  The Guarantor covenants and agrees to provide the Bank with financial statements and information relating to the Guarantor in accordance with the requirements set forth in the second mortgage modification agreement between the Bank and the Borrower dated the date hereof.  Such financial statements and information (and all requirements relating thereto) are hereby incorporated by reference as if fully set forth at length herein.

In the event that any such information submitted to the Bank has been prepared by an outside accountant, the same shall be accompanied by a statement in writing signed by the accountant disclosing that the accountant is aware that the information prepared by the accountant would be submitted to and relied upon by the Bank in connection with the Bank’s determination to grant or continue credit.

6.  Enforceability of Obligations.  No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor’s liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted.  The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

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The Guarantor expressly waives the effect of any statute of limitations or other limitations on any actions under this Guaranty.

7.  Events of Default.   The occurrence of any of the following shall be an “Event of Default”:  (i) any Event of Default (as defined in any of the Obligations); (ii) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (iii) demand by the Bank under any of the Obligations that have a demand feature; (iv) the Guarantor’s failure to perform any of its obligations hereunder after notice and the passage of any applicable cure period; (v) the falsity, inaccuracy or material breach by the Guarantor of any written warranty, representation or statement made or furnished to the Bank by or on behalf of the Guarantor; or (vi) the termination or attempted termination of this Guaranty.  Upon the occurrence of any Event of Default, (a) the Guarantor shall pay to the Bank the amount of the Obligations; or (b) on demand of the Bank, the Guarantor shall immediately deposit with the Bank, in U.S. dollars, all amounts due or to become due under the Obligations, and the Bank may at any time use such funds to repay the Obligations; or (c) the Bank in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Bank in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

8.  Right of Setoff.   In addition to all liens upon and rights of setoff against the Guarantor’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Guarantor’s obligations to the Bank under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Guarantor’s right, title and interest in and to, all of the Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

9.  Collateral.  This Guaranty is secured by the property described in any collateral security documents, if any, which the Guarantor executes and delivers to the Bank in connection with the Loan and by such other collateral, if any, as previously may have been or may in the future be granted to the Bank to secure any obligations of the Guarantor to the Bank in connection with the Loan.

10.  Costs.  To the extent that the Bank incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).

11.  Postponement of Subrogation.  Until the Obligations are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantor postpones and subordinates in favor of the Bank or its designee (and any assignee or potential assignee of the foregoing), any and all rights which the Guarantor may have to (a) assert any claim against the Borrower based on subrogation, exoneration, reimbursement, or indemnity whatsoever nor any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower’s assets; provided, however, the Guarantor shall be entitled to distributions from the sale of Units so long as no Event of Default has occurred and is continuing.

12.  Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to a party's address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

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13.  Preservation of Rights.  No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power.  The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

14.  Illegality.  If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

15.  Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Guarantor from any provision of this Guaranty will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Guarantor in any case will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

16.  Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Bank with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantor to the Bank.

17.  Successors and Assigns.  This Guaranty will be binding upon and inure to the benefit of the Guarantor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Guaranty in whole or in part.

18.  Interpretation.  In this Guaranty, unless the Bank and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Guaranty; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Guaranty.  Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.  Unless otherwise specified in this Guaranty, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP.  If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

19.           Indemnity.  The Guarantor agrees to indemnify each of the Bank, each legal entity, if any, who controls the Bank and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty or in the other Loan Documents or the use of the proceeds of the Obligations, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this section shall survive the termination of this Guaranty, payment of any Obligation and assignment of any rights hereunder.  The Guarantor may participate at its expense in the defense of any such action or claim.

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20.  Governing Law and Jurisdiction.  This Guaranty has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located.  This Guaranty will be interpreted and the rights and liabilities of the Bank and the Guarantor determined in accordance with the laws of the State where the Bank’s office indicated above is located, excluding its conflict of laws rules.  The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Guaranty will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction.  The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Guarantor.  The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

21  Equal Credit Opportunity Act.  If the Guarantor is not an “applicant for credit” under Section 202.2 (e) of the Equal Credit Opportunity Act of 1974 (“ECOA”), the Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) the Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

22.  Authorization to Obtain Credit Reports.  By signing below, each Guarantor who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Guarantor’s personal credit profile from one or more national credit bureaus.  Such authorization shall extend to obtaining a credit profile in considering this Guaranty and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

23.  Waiver of Jury Trial.  The Guarantor irrevocably waives any and all right the Guarantor may have to a trial by jury in any action, proceeding or claim of any nature relating to this Guaranty, any documents executed in connection with this Guaranty or any transaction contemplated in any of such documents.  The Guarantor acknowledges that the foregoing waiver is knowing and voluntary.

24.  Financial Covenants.  The Guarantor hereby covenants and agrees, severally and for itself alone, that, from the date hereof and until the Obligations have been indefeasibly paid in full and all other obligations hereunder shall have been performed and discharged, such Guarantor shall maintain each of the following covenants throughout the term of this Guaranty:

(i)           The Guarantor’s aggregate “Net Worth” (as such term is hereinafter defined) shall not be less than $100,000,000.00; and

(ii)           The “Aggregate Liquidity” (as such term is hereinafter defined) of the Guarantor shall not be less than $7,500,000.00.

The above-described covenants shall be tested for compliance quarterly, for the periods covered by the financial statements required to be furnished to the Bank as required and set forth in Paragraph 5 of this Guaranty; provided, however, that, together with each requisition to borrow submitted to the Bank, the Borrower shall certify that, to its knowledge, the Guarantor continues to be in compliance with said financial covenants.

For the purposes of this Guaranty, the defined term “Aggregate Liquidity” shall mean the aggregate (without duplication) of the Guarantor’s unpledged and unrestricted cash and cash equivalents plus committed but unfunded capital commitments from investors not in default less amounts outstanding under any line(s) of credit secured by such investor commitments, as of any date of determination.

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For purposes of this Guaranty, the defined term “Net Worth” shall mean the assets of the Guarantor minus Indebtedness plus committed but unfunded capital commitments from investors of the Guarantor.

For the purposes of this Guaranty, the defined term “Indebtedness” shall mean, at any time, any and all indebtedness, obligations or liabilities of the Guarantor (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint and several), for, or in respect of:  (1) borrowed money, (2) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (3) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (4) any other transaction (including, without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), and/or (5) any guaranty of indebtedness for borrowed money.

25.  Limitations on Guarantor’s Obligations.

(a)           Notwithstanding any foregoing provision to the contrary, the Guarantor’s liability hereunder shall be limited to:

(i)           the payment when due of one hundred (100%) percent of (1) all regularly scheduled monthly installments of principal and interest due and owing to the Bank under the Note and the Loan Agreement in connection with the Loan and (2) all real estate taxes and assessments, ground lease rent, insurance premiums, utilities, unpaid leasing or brokerage commissions, unpaid tenant improvement expenses, common area maintenance, condominium maintenance, and all other forms of operating expenses due and owing from time to time in connection with the Property which, with respect to the items described in both of the foregoing clauses (1) and (2), accrue and become due and payable prior to the earlier occurrence of either one of the following two (2) events:  (A) the occurrence of an Event of Default resulting in (x) the acceleration by the Bank of all amounts due and owing under the Note, the Loan Agreement, and the other Loan Documents, (y) the payment by the Guarantor to the Bank of all amounts due and owing under subparagraphs 25(a)(ii) and 25(a)(iii) below, and (z) the execution by the Borrower and the Bank or a nominee of the Bank of an assignment of ground lease agreement in form and substance acceptable to the Bank assigning the Borrower’s entire leasehold estate in and to the Property thereby tendering and unconditionally assigning to the Bank or the nominee of the Bank the good and marketable leasehold title to the Borrower in the Property free and clear of any pending or outstanding litigation, liens, and encumbrances other than “Permitted Encumbrances” (as such term is defined in subparagraph 25(d) below) or (B) the occurrence of an Event of Default resulting in (x) the acceleration by the Bank of all amounts due and owing under the Note, the Loan Agreement and the other Loan Documents, (y) the payment by the Guarantor to the Bank of all amounts due and owing under subparagraphs 25(a)(ii) and 25(a)(iii) below, and (z) the final entry by a court having appropriate jurisdiction over the Borrower and the Property of a non-appealable foreclosure judgment affecting the Property provided that the Borrower, the Guarantor and the members of the Borrower do not contest at any time the foreclosure action which the Bank may commence at its discretion (whether such contest may be by way of answer or other court pleadings, including, without limitation, any voluntary or involuntary bankruptcy proceedings affecting the Borrower, the Guarantor, and/or the members of the Borrower); and

(ii)           the payment when due of an amount equal to forty five (45%) percent of the aggregate principal amount outstanding under the Note on the date the Bank makes written demand on the Guarantor for payment of the Guarantor’s obligations described in this subparagraph 25(a)(ii); and

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(iii) the payment when due of one hundred (100%) percent of the obligations, liabilities and other amounts due and owing by the Borrower to the Bank under and in connection with any ISDA Master Agreement, if any, executed by and between the Bank and the Borrower (including, without limitation, all schedules, documents and other confirming evidence exchanged between said parties in connection with confirming the transactions thereunder), pursuant to which the Borrower and the Bank enter into an interest rate hedge transaction, if any, for the purposes of hedging the interest rate risk in connection with all or any portion of the Loan Facility; and

(iv)           the payment when due of one hundred (100%) percent of any and all reasonable out-of-pocket expenses including attorneys fees, which may be paid or incurred by the Bank in collecting or otherwise enforcing the Bank’s rights and remedies under this Guaranty,

Such amounts described in subparagraphs (i) through (iv) above, together with the obligations of the Guarantor described in subparagraph (c) below, hereinafter collectively referred to as the “Guarantor’s Obligations”.  Irrespective of any obligations of the Borrower under the Loan Documents, the Obligations of the Guarantor under this Guaranty shall not exceed the obligations of the Guarantor described in this Paragraph 25.

(b)           The Guarantor agrees that whenever at any time or from time to time they shall make any payment to the Bank hereunder, they shall notify the Bank in writing that such payment is made under this Guaranty for such purpose.  No payment or payments made by the Borrower or any other person or entity (other than the Guarantor) or received or collected by the Bank from the Borrower or any other person or entity (other than the Guarantor) by virtue of any guaranty, action or proceeding, including, without limitation, any proceeding to liquidate, foreclose or realize upon any collateral for the Loan, or any set-off or appropriate or application at any time or from time to time in reduction of or in payment of the Guarantor’s Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder who shall, notwithstanding any such payment or payments, remain liable in the amount above stated for Guarantor’s Obligations until the Guarantor’s Obligations are paid in full.

(c)           Notwithstanding anything contained in this Paragraph 25 to the contrary, in addition to the liability which the Guarantor has pursuant to Paragraph 25(a) above, the Guarantor shall have the unconditional, absolute and unlimited liability for the full amount of all actual damages, claims, costs, losses, expenses, liabilities and other obligations, and all actual costs and expenses incurred by the Bank relating to the Loan as a result of the occurrence of any of the following:

(i)           Any fraud or willful material misrepresentation committed by the Borrower and/or any Guarantor in connection with Loan (whether in a written or unwritten agreement or document);

(ii)           Any misapplication by the Borrower and/or any Guarantor of any rental income, security deposits or similar income derived from the Property after the occurrence and during the continuance of an Event of Default and the receipt by the Borrower of a written notice from the Bank instructing the Borrower to “escrow” all such monies with the Bank, to the extent of any such retention;

(iii)           Any unpaid property taxes or assessments with respect to the Property which accrued prior to the Bank taking title to the Property by foreclosure, deed in lieu of foreclosure or otherwise;

(iv)           Removal and failure to replace any furniture, fixtures, equipment and/or other articles of personal property owned by the Borrower and attached to or used in connection with the Property;

(v)           Misapplication by the Borrower and/or any Guarantor of insurance proceeds, construction proceeds and/or condemnation awards affecting the Property;

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(vi)           The Borrower’s failure to maintain hazard and/or liability insurance on the Property in accordance with the terms and conditions of the Loan Documents;

(vii)           The presence of any “Regulated Substances” and/or “Contamination” (as such terms are defined in the Mortgage) that are not remediated within the time prescribed by Applicable Environmental Laws or decree, including asbestos on the Property, and any willful material misrepresentation or breach of the covenants with respect to any Regulated Substances and/or Contamination on or affecting the Property;

(viii)           Any transfer of title to the Borrower’s fee simple interest in and to the Property except for Permitted Transfers, without the Bank’s prior express written consent; and/or

(ix)           Any subordinate financing placed against the Property without the Bank’s prior express written consent.

(d)           For purposes of this Guaranty, the defined term “Permitted Encumbrances” shall have the meaning assigned and ascribed to such term as set forth in the Mortgage.

26.           Counterparts.  This Guaranty may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.  It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith to produce or account for more than one counterpart.

27.           Amendment and Restatement.  This Guaranty amends and restates that certain amended and restated guaranty and suretyship agreement from the Guarantor to the Lender dated as of July 22, 2009, effective as of July 18, 2009 (the “Prior Guaranty”).  All terms and provisions of the Prior Guaranty are modified and replaced by the terms and provisions of this Guaranty.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

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SIGNATURE PAGE TO AMENDED AND RESTATED
GUARANTY AND SURETYSHIP AGREEMENT

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC
By:	Acadia Realty Acquisition II, LLC, its Managing Member
	By:	Acadia Realty Limited Partnership, its sole member
		By:	Acadia Realty Trust, its General Partner

By:	/s/ Robert Masters
Robert Masters, Secretary

STATE OF NEW YORK	)
) ss:
COUNTY OF WESTCHESTER	)

On the 16th day of September, in the year 2010, before me, the undersigned, personally appeared ROBERT MASTERS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Debra Leibler-Jones
Notary Public

Debra Leibler-Jones No. 01LE6005994 Qualified in Dutchess County Commission Expires 4/20/2014

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